UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (“Board”) of Arcadia Biosciences, Inc. (“the Company”) appointed Debbie Carosella. to serve as a director of the Company, effective as of February 22, 2021. Ms. Carosella will serve as a Class II director and will stand for re-election at the Company’s 2023 Annual Meeting of Stockholders.

Ms. Carosella, age 64, currently advises multiple natural and organic companies in a broad range of business initiatives. She also serves as a director on the board of Landec Corporation, a publicly traded health and wellness company, where she participates as compensation committee chairperson and member of the strategy/ food innovation committee. In addition, Ms. Carosella serves on the board of directors for two private companies. Ms. Carosella was previously the CEO at Madhava Natural Sweeteners and senior vice president at Dean/ WhiteWave Foods. She was also a member of the executive leadership team at ConAgra Foods and Monsanto Company. Ms. Carosella earned a bachelor’s degree in journalism from the University of Missouri.

Ms. Carosella has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as a director of the Company, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Ms. Carosella does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with her service as a new director, Ms. Carosella will receive the standard compensation paid by the Company to all of its non-employee directors, including an initial option grant issued on appointment as director, and an annual cash retainer and an annual option grant each issued upon the date of each of the Company’s Annual Meeting of Stockholders. This standard non-employee director compensation, a portion of which will be pro-rated to reflect the actual time Ms. Carosella will serve on the Company’s Board this year, is described under the heading of “Non-Employee Director Compensation Policy” in the Company’s Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on April 17, 2020. In connection with her appointment, Ms. Carosella will enter into the standard indemnification agreement with the Company in the form filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 17, 2015 and incorporated by reference herein.

The Company issued a press release on February 24, 2021, announcing the appointment of Ms. Carosella to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Arcadia Biosciences, Inc. entitled “DEBBIE CAROSELLA JOINS ARCADIA BIOSCIENCES BOARD OF DIRECTORS” dated February 24, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: February 24, 2021	By:	/s/ PAM HALEY
	Name:	Pam Haley
	Title:	Chief Financial Officer